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                           OFFER TO PURCHASE FOR CASH

                 ANY AND ALL OUTSTANDING SHARES OF COMMON STOCK

                                       OF

                                ORANGE-CO, INC.

                                       BY

                              OJ ACQUISITION CORP.

                       WHICH IS INDIRECTLY CONTROLLED BY

                        RESERVOIR CAPITAL GROUP, L.L.C.

                                       AT

                              $7.00 NET PER SHARE

         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
     NEW YORK CITY TIME, ON OCTOBER 29, 1999, UNLESS THE OFFER IS EXTENDED.

                                                                 October 1, 1999
To Our Clients:

     Enclosed for your consideration are the Offer to Purchase, dated October 1, 1999 (the "Offer to Purchase"), and the related Letter of Transmittal (which together constitute the "Offer") relating to the offer by OJ Acquisition Corp., a Florida corporation ("Purchaser"), owned by Reservoir Capital Partners, L.P., a Delaware limited partnership ("RCP"), Reservoir Capital Associates, L.P., a Delaware limited partnership ("RCA") and Reservoir Capital Master Fund, L.P., a limited partnership organized under the laws of the Cayman Islands ("RCMF"), to purchase all outstanding shares of common stock, par value $.50 per share ("Shares"), of Orange-co, Inc., a Florida corporation (the "Company"), not owned by them, at a purchase price of $7.00 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal enclosed herewith. The general partner of each of RCP, RCA and RCMF is Reservoir Capital Group, L.L.C., a Delaware limited liability company ("RCG"), whose managing member is Reservoir Capital Management, L.L.C., a Delaware limited liability company ("RCM" and, together with RCP, RCA RCMF and RCG, the "Parent"). Holders of Shares whose certificates for such Shares (the "Share Certificates") are not immediately available, or who cannot deliver their Share Certificates and all other required documents to SunTrust Bank, Atlanta, as depositary (the "Depositary"), on or prior to the Expiration Date (as defined in the Offer to Purchase), or who cannot complete the procedures for book-entry transfer on a timely basis, must tender their Shares according to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

     WE ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.
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     Accordingly, we request instructions as to whether you wish to have us tender on your behalf any or all Shares held by us for your account pursuant to the terms and conditions set forth in the Offer.

PLEASE NOTE THE FOLLOWING:

     1. The tender price is $7.00 per Share, net to you in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer.

     2. THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY HAS DETERMINED THAT THE OFFER AND THE MERGER (AS DEFINED IN THE OFFER TO PURCHASE), ARE FAIR TO, ADVISABLE AND IN THE BEST INTERESTS OF THE COMPANY AND ITS UNAFFILIATED SHAREHOLDERS, HAS APPROVED THE OFFER AND ADOPTED THE MERGER AGREEMENT AND RECOMMENDS ACCEPTANCE OF THE OFFER BY THE COMPANY'S UNAFFILIATED SHAREHOLDERS.

     3.  The Offer is being made for all outstanding Shares.

     4. The Offer is conditioned upon, among other things, terms and conditions contained in the Offer to Purchase. See the Introduction and Sections 1, 12, 14 and 15 of the Offer to Purchase.

     5. Tendering shareholders will not be obligated to pay brokerage fees or commissions or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the purchase of Shares by Purchaser pursuant to the Offer.

     6. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on October 29, 1999, unless the Offer is extended.

     7. Payment for Shares purchased pursuant to the Offer will in all cases be made only after timely receipt by the Depositary of (a) Share Certificates or timely confirmation of the book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company (the "Book-Entry Transfer Facility"), pursuant to the procedures set forth in Section 3 of the Offer to Purchase, (b) the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase), in connection with a book-entry transfer, and (c) any other documents required by the Letter of Transmittal. Accordingly, payment might not be made to all tendering shareholders at the same time and will depend upon when Share Certificates are received by the Depositary or Book-Entry Transfer Facility Confirmations of such shares are received into Depositary's account at the Book-Entry Transfer Facility.

     If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth on the back page of this letter. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the back page of this letter. An envelope to return your instructions to us is enclosed. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

     The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares residing in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. However, Purchaser may, in its discretion, take such action as it may deem necessary to make the Offer in any such jurisdiction and extend the Offer to holders of Shares in such jurisdiction.

     In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer is being made on behalf of Purchaser by one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

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          INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE FOR CASH
                 ANY AND ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                                ORANGE-CO, INC.
                                       BY
                              OJ ACQUISITION CORP.
                       WHICH IS INDIRECTLY CONTROLLED BY
                        RESERVOIR CAPITAL GROUP, L.L.C.,

     The undersigned acknowledge(s) receipt of your letter, the enclosed Offer to Purchase, dated October 1, 1999 (the "Offer to Purchase"), and the related Letter of Transmittal (which together with the Offer to Purchase constitute the "Offer") in connection with the offer by OJ Acquisition Corp., a Florida corporation ("Purchaser"), all the stock of which is owned by Reservoir Capital Partners, L.P., a Delaware limited partnership ("RCP"), Reservoir Capital Associates, L.P., a Delaware limited partnership ("RCA") and Reservoir Capital Master Fund, L.P., a limited partnership organized under the laws of the Cayman Islands ("RCMF"), to purchase all outstanding shares of common stock, par value $.50 per share ("Shares"), of Orange-co, Inc., a Florida corporation, not owned by them, at a purchase price of $7.00 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase. The general partner of each of RCP, RCA and RCMF is Reservoir Capital Group, L.L.C., a Delaware limited liability company ("RCG"), whose managing member is Reservoir Capital Management, L.L.C., a Delaware limited liability company ("RCM" and, together with RCP, RCA, RCMF and RCG, the "Parent").

     This will instruct you to tender to Purchaser the number of Shares indicated below (or if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

     Number of Shares to Be Tendered:                 Shares*

                                   SIGN BELOW

Account Number:                                    Signature(s):
Dated: ______________________________, 1999
                                                   ____________________________________________
                                                          (PLEASE TYPE OR PRINT NAME(S))
                                                   ____________________________________________
                                                     (PLEASE TYPE OR PRINT ADDRESS(ES)) HERE
                                                   ____________________________________________
                                                        (PLEASE TYPE OR PRINT ADDRESS(ES)
                                                   ____________________________________________
                                                         (AREA CODE AND TELEPHONE NUMBER)
                                                   ____________________________________________
                                                   (TAXPAYER IDENTIFICATION OR SOCIAL SECURITY
                                                                    NUMBER(S))

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* Unless otherwise indicated, it will be assumed that you instruct us to tender all Shares held by us for your account.

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